SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box: ☐ Preliminary Proxy Statement ☐ Definitive Proxy Statement ☒ Definitive Additional Materials ☐ Soliciting Material Under Rule 14a-12	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

JACOBS ENGINEERING GROUP INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing Party:

(4)	Date Filed:

To all Jacobs employees:

For those of you who are shareholders of Jacobs Engineering Group Inc. either through one of our employee stock purchase plans, equity plans or otherwise, you should have received proxy materials for the Annual Meeting of Shareholders of Jacobs Engineering Group Inc. to be held at our Corporate Headquarters on January 27, 2011. Your involvement with Jacobs as an employee and shareholder is important, no matter how many or how few shares you own. Please take the time to vote your shares today—by telephone, via the Internet, or by signing, dating and returning the proxy card that was provided with your proxy materials. As described in those materials, your Board of Directors recommends that shareholders vote FOR Proposals 1-4 on the agenda and, with respect to Proposal 5, for holding an advisory vote on the Company’s executive compensation policies every three years. If you have any questions, or need assistance in voting your shares, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free, at 1-877-825-8631.

Keep yourselves and your loved ones safe.

Craig L. Martin

President and Chief Executive Officer

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